                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1. SpectraSite Communications, Inc. ("SCI"), a Delaware corporation and wholly owned subsidiary of the Registrant.

2. SpectraSite International, Inc. ("International"), a Delaware corporation and wholly owned subsidiary of the Registrant.

3. SpectraSite Communications Ltd. ("SCL"), a U.K. corporation and wholly owned subsidiary of SCI.

4. Ample Design, Ltd., a U.K. corporation and wholly owned subsidiary of International.

5. Telink Limited, a U.K. corporation and wholly owned subsidiary of International.

6. SpectraSite Mexico Holdings, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

7. Tower Asset Sub, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

8. Stainless, Inc., a Pennsylvania corporation and wholly owned subsidiary of SCI.

9. Doty-Moore Tower Services, Inc., a Texas corporation and wholly owned subsidiary of SCI.

10. Doty-Moore Equipment, Inc., a Texas corporation and wholly owned subsidiary of SCI.

11. Doty Moore RF Services, Inc., a Texas corporation and wholly owned subsidiary of SCI.

12. SpectraSite Broadcast Technical Services, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

13. SpectraSite Broadcast Fabrication, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

14. SpectraSite Broadcast Towers, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

15. Vertical Properties, Inc., a New York corporation and wholly owned subsidiary of SCI.

16. California Tower, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

17. SpectraSite Wireless Towers, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

18. Apex Site Management Holdings, Inc. ("Apex Holdings"), a Delaware corporation and wholly owned subsidiary of SCI.

19. Apex Site Management, Inc. ("Apex"), a Delaware corporation and wholly owned subsidiary of Apex Holdings.

20. Metrosite Management, LLC, an Arkansas limited liability company and wholly owned subsidiary of Apex.

21. Vertical Realty, LLC, a Delaware limited liability company and wholly owned subsidiary of Apex.

22. Apex Site Management - Canada, Inc., a Delaware corporation and wholly owned subsidiary of Apex.

23. Singlesource LLC, a Delaware limited liability company and wholly owned subsidiary of Apex Holdings.

24. Westower Corporation ("Westower"), a Washington corporation and wholly owned subsidiary of SCI.

25. SpectraSite Construction, Inc., a Delaware corporation and wholly owned subsidiary of Westower.

26. CNG Communications, Inc., a Delaware corporation and wholly owned subsidiary of Westower.

27. Westower Communications, Inc., a Texas Corporation and a wholly owned subsidiary of Westower.

28. Teletronics Management Services, Inc., a Washington corporation and wholly owned subsidiary of Westower.

29. Teletronics Realty Services, Inc., a Washington corporation and wholly owned subsidiary of Westower.

30. Westower Design, Inc., a Florida corporation and wholly owned subsidiary of Westower.

31. Westower Leasing, Inc., a Wyoming corporation and wholly owned subsidiary of Westower.

32.  Westower Communications Ltd., a Canadian Federal corporation.

33. Westower Leasing Canada Inc., a Canadian Federal corporation and wholly owned subsidiary of Westower.

34. Westower Acquisitions Canada, Inc. ("Acquisitions"), a Canadian Federal corporation and wholly owned subsidiary of Westower.

35. Acier Filteau Inc., a Province Quebec corporation and wholly owned subsidiary of Acquisitions.

36. Jovin Telecommunications, Inc., a Canadian Federal corporation and wholly owned subsidiary of Acquisitions.

37. Telecommunication R. David Inc., a Province Quebec corporation and wholly owned subsidiary of Acquisitions.